Exhibit 10.49

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), is dated as of this 15th day of August, 2014 and is made by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), as sole lead arranger (in such capacity, together with its successors and assigns in such capacity, the “Sole Lead Arranger”), and as sole book runner (in such capacity, together with its successors and assigns in such capacity, the “Sole Book Runner”), ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (“Borrower”), ALION - BMH CORPORATION, a Virginia corporation (“BMH Guarantor”), ALION - CATI CORPORATION, a California corporation (“CATI Guarantor”), ALION - IPS CORPORATION, a Virginia corporation (“IPS Guarantor”), ALION - JJMA CORPORATION, a New York corporation (“JJMA Guarantor”), ALION - METI CORPORATION, a Virginia corporation (“METI Guarantor”), ALION INTERNATIONAL CORPORATION, a Delaware corporation (“AIC Guarantor”), WASHINGTON CONSULTING, INC., a Virginia corporation (“WC Guarantor”), and WASHINGTON CONSULTING GOVERNMENT SERVICES, INC., a Virginia corporation (“WCGS Guarantor”; together with BMH Guarantor, CATI Guarantor, IPS Guarantor, JJMA Guarantor, METI Guarantor, AIC Guarantor and WC Guarantor, each a “Guarantor” and collectively, the “Guarantors”).

RECITALS

WHEREAS, pursuant to that certain Second Amended and Restated Credit Agreement, dated as of May 2, 2014 by and among Borrower, the Agent, the Sole Lead Arranger, the Sole Book Runner, and the Lender, and as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of July 31, 2014 by and among Borrower, the Agent, the Sole Lead Arranger, the Sole Book Runner, and the Lender (as the same may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), the Lender has agreed to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof.

WHEREAS, pursuant to that certain Amended and Restated Guaranty Agreement dated as of May 2, 2014 by and among the Guarantors and the Agent (as the same may be amended, restated, supplemented or otherwise modified, the “Guaranty”), each Guarantor irrevocably and unconditionally guaranteed, jointly and severally with the other Guarantors the due and punctual payment and performance of the Guaranteed Obligations (as defined in the Guaranty) with respect to the Credit Agreement.

WHEREAS, each of the Borrower and the Guarantors have requested that the Agent and the Lender amend the Credit Agreement to (i) extend the Maturity Date, and (ii) make certain other revisions to the Credit Agreement as more fully set forth herein.

WHEREAS, although the Agent and the Lender are under no obligation to extend the Maturity Date and make certain other revisions to the Credit Agreement as more fully set forth herein, the Agent and the Lender have agreed to so extend the Maturity Date and amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.

2.                                      Amendments to Credit Agreement.  As of the effective date of this Amendment, the Credit Agreement is amended as follows:

2.01                        Maturity Date.  The definition of the term “Maturity Date” as set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means the earlier of (a) August 20, 2014, (b) the date on which the Indebtedness owing under the Senior Secured Notes becomes due and payable in full thereunder, whether by acceleration or otherwise, or (c) the date on which the Indebtedness owing under the Senior Unsecured Notes becomes due and payable in full thereunder, whether by acceleration or otherwise.

3.                                      No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

4.                                      No Approval of Permitted Bond Refinancing; No Further Obligations to Extend Maturity Date.  The Loan Parties hereby acknowledge and agree that the Agent and the Lender’s agreement to enter into this Amendment shall not be deemed or otherwise construed to constitute an approval or consent by the Agent or the Lender to any of the terms or provisions of any of the agreements or loan documents in connection with the Permitted Bond Refinancing.  The Loan Parties further acknowledge and agree that the Agent and the Lender’s agreement to enter into this Amendment shall in no way obligate the Agent and the Lender to further extend the Maturity Date or make any other modifications to the Credit Agreement or the other Loan Documents.

5.                                      Reserved.

6.                                      Conditions Precedent.  The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a)                                 an original counterpart of this Amendment duly executed by each of: the Borrower, the Guarantors, the Lender, the Agent, the Sole Lead Arranger, and the Sole Book Runner;

(b)                                 payment by the Borrower of (i) all fees and expenses of the Agent and the Agent’s counsel incurred in connection with the preparation of this Amendment, and (ii) all other fees and expenses relating to the preparation, execution and delivery of this Amendment or otherwise related to the Credit Agreement or the Loan Documents which are due and payable as of the date hereof; and

(c)                                  such other documents, instruments and agreements as the Agent may reasonably request.

7.                                      Representations and Warranties.  Each Loan Party hereby represents and warrants to the Lender Group as follows:

(a)                                 Each Loan Party has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder.

(b)                                 The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary action on the part of such Loan Party.

(c)                                  The execution, delivery and performance by each Loan Party of this Amendment does not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

(d)                                 The execution, delivery, and performance by each Loan Party of this Amendment and the consummation of the transactions contemplated by this Amendment do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date (or such later date as Agent may agree in its Permitted Discretion).

(e)                                  This Amendment has been duly executed and delivered by each Loan Party that is a party hereto and thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(f)                                   No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

(g)                                  All of the representations and warranties contained in Section 4 of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date.

8.                                      Reaffirmation of Guaranty.  Each of the Guarantors hereby reaffirms its continuing obligations to the Agent and the Lender under the Credit Agreement and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of their respective guaranty obligations thereunder or reduce, impair or discharge the obligations of such Guarantors thereunder.

9.                                      Severability.  If any provision of any of this Amendment or of the Credit Agreement, as amended hereby, is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

10.                               References.  Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment and this

Amendment shall be deemed a Loan Document for purposes of the application of provisions of the Credit Agreement generally applicable thereto (including, without limitation, any arbitration provisions or waiver provisions).

11.                               Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12.                               Default.  The failure of any of the Loan Parties to perform any of their respective obligations under this Amendment or the material falsity of any representation or warranty made herein shall, at the option of the Agent (as determined in accordance with the Credit Agreement) after expiration of any applicable cure period, constitute an Event of Default under the Loan Documents.

13.                               No Waiver.  The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Documents or other document held by the Agent or Lender, whether or not known to the Agent or Lender and whether or not existing on the date of this Amendment.

14.                               No Novation.  The parties hereto intend this Amendment to evidence the amendments to the terms of the existing indebtedness of the Loan Parties to the Lender as specifically set forth herein and do not intend for such amendments to constitute a novation in any manner whatsoever.

15.                               GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

16.                               No Implied Agreements.  Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

17.                               Release.  The Borrower and the Guarantors hereby absolutely and unconditionally release and forever discharge the Agent and the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or the Guarantors have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

18.                               Costs and Expenses.  The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Agent and/or the Lender on demand for all reasonable costs and expenses incurred by the Agent and/or the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel.  Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Agent and/or the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

19.                               Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:	ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Barry Broadus
Name: Barry Broadus
Title: Chief Financial Officer

GUARANTORS:	ALION-BMH CORPORATION

	By:	/s/ Barry Broadus
Name: Barry Broadus
Title: Treasurer

ALION-CATI CORPORATION

	By:	/s/ Barry Broadus
Name: Barry Broadus
Title: Treasurer

ALION-IPS CORPORATION

	By:	/s/ Barry Broadus
Name: Barry Broadus
Title: Treasurer

ALION-JJMA CORPORATION

	By:	/s/ Barry Broadus
Name: Barry Broadus
Title: Treasurer

ALION-METI CORPORATION

	By:	/s/ Barry Broadus
Name: Barry Broadus
Title: Treasurer

[Signature Page to Second Amendment to Second Amended and Restated Credit Agreement]

ALION INTERNATIONAL CORPORATION

By:	/s/ Barry Broadus
Name: Barry Broadus
Title: Chief Financial Officer/Treasurer

WASHINGTON CONSULTING, INC.

By:	/s/ Barry Broadus
Name: Barry Broadus
Title: Treasurer

WASHINGTON CONSULTING GOVERNMENT SERVICES, INC.

By:	/s/ Jeffrey R. Boyers
Name: Jeff Boyers
Title: Treasurer

[Signature Page to Second Amendment to Second Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Sole Lead Arranger, Sole Book Runner, and a Lender

By:	/s/ Hilary Hymel
Name: Hilary Hymel
Title: Assistant Vice President

[Signature Page to Second Amendment to Second Amended and Restated Credit Agreement]